Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Bancorp Connecticut, Inc. on Form S-8 of our report dated January 15, 1997 on our audits of the consolidated financial statements of Bancorp Connecticut, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994 which report is incorporated by reference in this Annual Report on Form 10-K.

                                   /s/ Coopers & Lybrand L.L.P.
                                   ----------------------------
                                   Coopers & Lybrand L.L.P.

Hartford, Connecticut
March 26, 1997